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                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Galen Drugs of Florida, Inc.
St. Petersburg, Florida:

We have audited the accompanying consolidated balance sheets of Galen Drugs of Florida, Inc. and Subsidiaries (the "Company") as of September 30, 1995, 1994 and 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1995, 1994 and 1993 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
April 25, 1996, except for Note 16 as to which the date is July 30, 1996.